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                                                                    Exhibit 4.13


                                   VERIO INC.

                                -----------------


                     11-1/4% SENIOR NOTES DUE 2008, SERIES B


CUSIP No. __________
No. ___________                                                         $


         VERIO INC., a corporation incorporated under the laws of the State of Delaware (herein called the "Company," which term includes any successor corporation under this Indenture hereinafter referred to), for value received, hereby promises to pay to _______________ or registered assigns, the principal sum of _______________ Dollars on December 1, 2008, at the office or agency of the Company referred to below, and to pay interest thereon on June 1 and December 1, (each, an "Interest Payment Date"), of each year, commencing on June 1, 1999, accruing from the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 11-1/4% per annum, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

         The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on May 15 and November 15 (each, a "Regular Record Date"), whether or not a Business Day, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the person in whose name this Note (or one or more
Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to
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Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

         Payment of the principal of, premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Note Register.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof.

         Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

                  [Remainder of Page Intentionally Left Blank]








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         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:                                 VERIO INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


         This is one of the 11-1/4% Senior Notes Due 2008, Series B, referred to in the within-mentioned Indenture.

                                       U.S. BANK TRUST NATIONAL ASSOCIATION,
                                       as Trustee

                                       By:
                                          --------------------------------------
                                          Authorized Signatory










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                                [REVERSE OF NOTE]


         1. Indenture. This Note is one of a duly authorized issue of Notes of the Company designated as its 11-1/4% Senior Notes Due 2008, Series B (herein called the "Initial Notes"). The Notes are limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $400,000,000, which may be issued under an indenture (herein called the "Indenture") dated as of November 25, 1998, by and between the Company and U.S. Bank Trust National Association, as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes include the Initial Notes, the Private Exchange Notes and the Unrestricted Notes (including the Exchange Notes referred to below), issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement. The Initial Notes and the Unrestricted Notes are treated as a single class of securities under the Indenture.

         All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

         The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms.

         No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.
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         2. Redemption. The Notes will be redeemable, at the option of the
Company, in whole or in part, on or after [       ], 2003 upon not less than 30
nor more than 60 days' written notice at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of each of the years indicated below:

                        Year                               Percentage
                        ----                               ----------
      2003....................................              105.625%
      2004....................................              103.750%
      2005....................................              101.875%
      2006....................................              100.000%

         Notwithstanding the foregoing, in the event that after the Issue Date and prior to December 1, 2001 the Company issues, in one or more transactions, Capital Stock (other than Disqualified Stock) of the Company to one or more Strategic Equity Investors or in any Public Equity Offering for aggregate gross cash proceeds of $50.0 million or more (an "Equity Sale"), the Company may redeem, at its option, up to a maximum of 35% of the initially Outstanding aggregate principal amount of Notes from the net proceeds thereof at a redemption price equal to 111.250% of the principal amount of the Notes, together with accrued and unpaid interest to the date of redemption; provided that not less than $260 million aggregate principal amount of Notes is Outstanding following such redemption. Any such redemption may only be effected once and must be effected upon not less than 30 nor more than 60 days' notice given within 180 days after such Equity Sale.

         3. Offers to Purchase. Sections 10.10 and 10.15 of the Indenture provide that upon the occurrence of a Change of Control and following certain Asset Sales, and subject to certain conditions and limitations contained therein, the Company shall make an offer to purchase all or a portion of the Notes in accordance with the procedures set forth in the Indenture.

         4. Defaults and Remedies. If an Event of Default occurs and is continuing, the principal of all of the Outstanding Notes, plus all accrued and unpaid interest, if any, to and including the date the Notes are paid, may be declared due and payable in the manner and with the effect provided in this Indenture.
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         5. Defeasance. The Indenture contains provisions (which provisions apply to this Note) for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

         6. Amendments and Waivers. The Indenture permits, with certain exceptions as provided therein, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and this Note and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

         7. Denominations, Transfer and Exchange. The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in this Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed
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by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         8. Persons Deemed Owners. Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

         9. GOVERNING LAW. THE INDENTURE, THIS NOTE AND ANY GUARANTEE SET FORTH BELOW SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

         The Company will furnish to any Holder of a Note upon written request and without charge a copy of this Indenture. Requests may be made to: Verio Inc., 8005 South Chester Street, Suite 200, Englewood, Colorado 80112.







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                                 ASSIGNMENT FORM


If you the holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to

--------------------------------------------------------------------------------

(Insert assignee's social security or tax ID number)
                                                    ----------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Print or type assignee's name, address and zip code) and irrevocably appoint

--------------------------------------------------------------------------------

agent to transfer this Note on the books of the Company. The agent may substitute another to act for such agent.

Date:                                  Your signature:
     -------------------------                        --------------------------
                                                      (Sign exactly as your name
                                                      appears on the other side
                                                      of this Note)

                                                      By:
                                                         -----------------------
                                                         NOTICE: To be executed
                                                         by an executive officer


Signature Guarantee:
                    ------------------------------------




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                       OPTION OF HOLDER TO ELECT PURCHASE


         If you wish to have this Note purchased by the Company pursuant to
Section 10.10 or 10.15 of this Indenture, check the appropriate box:

         Section 10.10 [   ]                Section 10.15 [   ]

         If you wish to have a portion of this Note purchased by the Company pursuant to Section 10.10 or 10.15 of this Indenture, state the amount:

         $
          --------------------

Date:                                  Your signature:
     -------------------------                        --------------------------
                                                      (Sign exactly as your name
                                                      appears on the other side
                                                      of this Note)

                                                      By:
                                                         -----------------------
                                                         NOTICE: To be executed
                                                         by an executive officer


Signature Guarantee:
                    ------------------------------------




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